Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made as of May 7, 2019, to be effective on the First Amendment Effective Date (defined below), by and among MAYVILLE ENGINEERING COMPANY, INC., a Wisconsin corporation (“Borrower”), the lenders party to this Amendment (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

NOW, THEREFORE, IN CONSIDERATION of the recitals and the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, it is hereby agreed that:

ARTICLE I

DEFINITIONS

1.1    Amendment. “Amendment” shall mean this First Amendment to Credit Agreement.

1.2    Credit Agreement. “Credit Agreement” shall mean the Credit Agreement dated as of December 14, 2018, by and among the Borrower, the Lenders, and the Administrative Agent, together with the Exhibits and Schedules attached thereto.

1.3    Other Terms. Unless otherwise defined herein, the other capitalized terms used in this Amendment shall have the definitions in the Credit Agreement.

ARTICLE II

AMENDMENT

The Credit Agreement is amended as follows:

2.1    Section 1.1 - Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are amended and restated in their entirety to read as follows:

“Change in Control” means an event or series of events by which:

(a)    at any time, the Borrower shall fail to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of the Subsidiary Guarantors entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Subsidiary Guarantors; or

(b)    an event or series of events which results in a change in the power to direct or cause the direction of management and policies of the Borrower or any of its Subsidiaries, either directly or indirectly, by contract or otherwise; or

(c)    after an IPO, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity

Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Borrower shall not constitute Continuing Directors or (iii) the ESOP fails to own greater than fifty percent (50%) of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower; or

(d)    there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Equity Interests in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-cash expense component incorporated in ESOP and other stock-based compensation expense recognized for such period, (v) unamortized financing fees in an amount not to exceed $558,000 in the aggregate for the first 12-month fiscal period following the Original Closing Date, (vi) cash fees and expenses paid in connection with the Defiance Acquisition and closing of this Agreement not to exceed $1,750,000 in the aggregate for the first 12 month fiscal period following the Closing Date, and (vii) cash fees and expenses paid in connection with the issuance of Equity Interests by the Borrower as reasonably approved in writing by the Administrative Agent and the Required Lenders, plus/minus (c) non-cash expenses/income incurred on fair value step-ups relating to Acquisitions, plus/minus (d) non-cash expenses/income from contingent consideration fair value adjustments related to the earn-outs paid in connection with Acquisitions (including without limitation the Defiance Acquisition), plus (e) the following amounts for the quarter ending on the following dates:

Quarter Ending:	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Add-Back:	$9,808,000	$9,316,000	$8,823,000	$493,000

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) an amount equal to (i) Consolidated EBITDA, minus (ii) 50% of depreciation expense, minus (iii) Discretionary Repurchase Obligation Payments paid in cash, to the extent not already deducted in calculating Consolidated EBITDA, minus (iv) income tax expense for such period, net of tax refunds, plus (v) Mandatory Repurchase Obligation Payments paid in cash, to the extent deducted in calculating Consolidated EBITDA to (b) Consolidated Fixed Charges, all as determined for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

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2.2    Section 1.1 - Definitions. The following definitions are added to Section 1.1 of the Credit Agreement in the proper alphabetical order to read as follows:

“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of May 7, 2019, by and among Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means the date immediately before the funding of the initial public offering of common stock of the Borrower, anticipated to be May 12, 2019; provided, if such funding does not occur by May 20, 2019, there shall be no First Amendment Effective Date and the Credit Agreement shall continue unamended by the First Amendment which shall be null, void and of no effect.

2.3    Section 7.22(j) - ESOP. Paragraph (j) of Section 7.22 of the Credit Agreement is amended and restated in its entirety to read as follows:

(j)    At all times since June, 1998 through the First Amendment Effective Date: (i) Mayville has had in effect and maintained a valid election to be subject to taxation under Subchapter S of the Code, has filed all income tax returns in a manner consistent with its status as an S corporation, and has met all eligibility requirements for maintaining Subchapter S status and none of the Equity Interests of Mayville have been held by any person or entity that was ineligible to be an S Corporation shareholder; (ii) Center was eligible to be, and was, a Disregarded Entity; (iii) none of Mayville, CMH, Center, Moeller or any of their shareholders or members has taken any action, or omitted to take any action, which action or omission could result in the loss of the Disregarded Entity status for CMH, Center or Moeller; and (iv) no former shareholder of Mayville has taken any action or made any filing that would terminate Center’s, Moeller’s or CMH’s status as a Disregarded Entity for federal income tax purposes.

2.4    Section 8.3(k) - Notice of Litigation and Other Matters. Paragraph (k) of Section 8.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

(k)    [Intentionally Deleted];

2.5    Section 9.6(e) - Restricted Payments. Paragraph (e) of Section 9.6 of the Credit Agreement is amended and restated in its entirety to read as follows:

(e)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (including not causing a breach of any of the covenants set forth in Section 9.15 by virtue of such payment), (A) Mayville, in addition to Mandatory Repurchase Obligation Payments, may make Discretionary Repurchase Obligation Payments, (B) on or prior to April 15, 2020, Mayville may make up to $500,000 per year in S corporation tax distributions to its shareholders and (C) Mayville may make the earn-out payment in accordance with the Defiance Purchase Agreement in an amount not to exceed $10,000,000.

2.6    Section 9.8(c) - Accounting Changes; Organizational Documents. Paragraph (c) of Section 9.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)    [Intentionally Deleted].

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ARTICLE III

MISCELLANEOUS

3.1    Effectiveness. This Amendment shall be effective as of the First Amendment Effective Date upon receipt by the Administrative Agent of each of the following items:

(a)    a copy of this Amendment, executed by Borrower, each Lender and the Administrative Agent;

(b)    a Guarantor reaffirmation in the form attached hereto executed by each Subsidiary Guarantor;

(c)    an amendment to the WFSC Loan Agreement in form and content satisfactory to the Administrative Agent executed by Borrower and WFSC; and

(d)    such other items as may be required by the Administrative Agent.

3.2    Continuance of Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and materials executed and delivered pursuant to the Credit Agreement shall remain in full force and effect.

3.3    Security Documents. All of the Secured Obligations, as amended by this Amendment, are secured by all of the Security Documents.

3.4    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

3.5    Loan Document; Governing Law; Jurisdiction, Etc. This Amendment is a “Loan Document” as defined in the Credit Agreement and is subject to all terms and provisions of the Credit Agreement, including, without limitation, Sections 12.5 and 12.6 of the Credit Agreement.

3.6    Fees and Expenses. The Borrower shall pay all fees and expenses of the Administrative Agent in connection with this Amendment, including reasonable legal fees and expenses.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Credit Agreement as of the date first written above.

MAYVILLE ENGINEERING COMPANY, INC., as Borrower

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Chief Financial Officer, Secretary and Treasurer

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION. as Lender

By:	/s/ Sam LeMense
Name:	Sam LeMense
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

ASSOCIATED BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Dan Holzhauer
Name:	Dan Holzhauer
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

BMO HARRIS BANK N.A. , as Lender

By:	/s/ Neil Riegelman
Name:	Neil Riegelman
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

REAFFIRMATION OF GUARANTORS

Each of the undersigned (each, a “Guarantor”) has previously executed that certain Subsidiary Guaranty Agreement dated as of December 14, 2018 (the “Guaranty”) in favor of the Administrative Agent for the benefit of itself and the Secured Parties in connection with the Credit Agreement. Each Guarantor understands that the Borrower, the Administrative Agent and the Lenders have entered into the foregoing First Amendment to Credit Agreement of even date herewith (the “Amendment”). Each Guarantor: (a) acknowledges it has read the Amendment, (b) consents to the execution of the Amendment by the Borrower and consents to the matters set forth in the Amendment, (c) reaffirms its obligations under the Guaranty and acknowledges that such document covers all Obligations as the same may be amended and/or increased in the Amendment, (d) agrees that its Guaranty remains in full force and effect in accordance with its terms, (e) agrees that any reference in its Guaranty or any other Loan Documents to the Credit Agreement means the Credit Agreement as amended by the Amendment and (f) agrees that all of the Secured Obligations, as amended by the Amendment, are secured by all of the Security Documents.

Dated: May 7, 2019.

CENTER MANUFACTURING HOLDINGS, INC., as a Guarantor

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Chief Financial Officer, Secretary and Treasurer

CENTER MANUFACTURING, INC., as a Guarantor

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Chief Financial Officer, Secretary and Treasurer

Signature Page to Guarantor Reaffirmation

CENTER - MOELLER PRODUCTS LLC, as a Guarantor

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Chief Financial Officer, Secretary and Treasurer

DEFIANCE METAL PRODUCTS CO., as a Guarantor

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Vice President, Secretary and Treasurer

DEFIANCE METAL PRODUCTS OF ARKANSAS, INC., as a Guarantor

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Vice President, Secretary and Treasurer

DEFIANCE METAL PRODUCTS OF PA., INC., as a Guarantor

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Secretary and Treasurer

DEFIANCE METAL PRODUCTS OF WI, INC., as a Guarantor

By:	/s/ Todd M. Butz
Name:	Todd M. Butz
Title:	Secretary

Signature Page to Guarantor Reaffirmation